UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 30, 2007
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report amends our current report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2007, only as to the information set forth in “Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.” This 8-K is being amended solely to report that effective May 17, 2007, the Board of Directors approved the appointment of Mr. John L. Miclot as Chairman of the Nominating and Corporate Governance Committee.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director
On March 30, 2007, Beverly A. Huss notified the board of directors that she will not stand for reelection and will retire from the board of directors at our annual meeting of stockholders on May 17, 2007. The decision of Ms. Huss not to stand for reelection as a director was not the result of a disagreement with us on any matter relating to our operations, policies, or practices. Ms. Huss became the President and Chief Executive Officer of Exploramed NC3/Vibrynt, Inc. as of January 15, 2007.
Election of Director
On March 30, 2007, our board of directors elected John L. Miclot to fill a vacancy on the board of directors. The board of directors has determined that Mr. Miclot is independent as defined in Nasdaq’s listing standards. Mr. Miclot will serve as a member and Chairman of the Nominating and Corporate Governance Committee.
Mr. Miclot, age 48, has been the President and Chief Executive Officer of Respironics, Inc., a provider of sleep and respiratory products, since 2003. Mr. Miclot served in various positions at Respironics, Inc. from 1998 to 2003, including Chief Strategic Officer and President of the Homecare Division. His previous employer, Healthdyne Technologies, Inc., a medical device company, was acquired by Respironics, Inc. in 1998. Mr. Miclot served in various positions at Healthdyne Technologies, Inc., including Senior Vice President, Sales and Marketing, from 1995 to 1998. He began his career at DeRoyal Industries, Inc. and Baxter International Inc. Mr. Miclot is a director of American Textiles Inc., Pittsburgh Zoo & PPG Aquarium, Burger King Cancer Caring Center, Allegheny Conference on Community Development, Washington & Jefferson College and the American Association for Homecare, all private companies.
Departure of Certain Officers
On March 30, 2007, we entered into a severance and release agreement with Jeffrey G. Roberts, our Senior Vice President and Chief Technology Officer. Under the terms of the agreement, Mr. Roberts agreed to resign from his position. His last day of employment with us is April 5, 2007. In exchange for certain releases and covenants by Mr. Roberts, we agreed to provide him with severance consisting of (a) his base salary with respect to a period of 12 months after his resignation, (b) the base salary equivalent of his earned and unused vacation, (c) paid continuation coverage under our group medical, dental and vision insurance plans for a period of 12 months after his resignation, (d) professional outplacement services, and (e) $200 to be applied to his legal costs for review of the agreement. A copy of the severance and release agreement is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2007.
John R. Treace relinquished his position as Executive Vice President, North American Sales on March 31, 2007. We entered into a new employment agreement with Mr. Treace under the terms of which he will continue to serve as an employee of the Company until December 31, 2007 in the position of Special Assistant to the President. He will be required to work at least thirty hours per week. The new employment agreement is effective April 1, 2007 and its initial term ends December 31, 2007. Mr. Treace will be paid a base salary of $12,500 per month and be eligible to participate in employee benefits generally provided to our executives. A copy of the agreement is attached as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2007.

Compensatory Arrangements with Certain Officers
On March 30, 2007, we extended our employment agreements with F. Barry Bays, our Executive Chairman; John K. Bakewell, our Executive Vice President and Chief Financial Officer; and Jason P. Hood, our Vice President, General Counsel and Secretary; for an additional one year term ending on March 31, 2008. Copies of these amendments are attached as Exhibits 10.3, 10.4, and 10.5 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: May 23, 2007

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

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